Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS STRONG THIRD-QUARTER 2017 RESULTS

INCREASES 2017 GUIDANCE FOR SALES AND ADJUSTED EARNINGS PER SHARE

2017 Third Quarter Results

•	Earnings per diluted share attributable to Stoneridge, Inc. (“EPS”) of $0.28
•	Adjusted EPS of $0.36 (adjustments related to the step-up in the fair value of the earn-outs related to the Orlaco and PST transactions)
•	Sales of $203.6 million, an increase of 17% over Q3 2016
•	Gross profit of $62.6 million, an increase of 26% over Q3 2016 (30.7% of sales vs. 28.6% in Q3 2016)
•	Operating income of $13.3 million
•	Adjusted operating income of $15.6 million, an increase of 32% over Q3 2016 (7.7% of sales vs. 6.8% in Q3 2016)
•	Adjusted EBITDA of $22.8 million, an increase of 23% over Q3 2016 (11.2% of sales vs. 10.7% in Q3 2016)

2017 Full-Year Guidance Improvement for Sales and Adjusted EPS

•	Sales of $810.0 – $825.0 million, an increase in the midpoint of $12.5 million relative to the previous guidance
•	Adjusted EPS of $1.48 – $1.54, an increase in the midpoint of $0.07

NOVI, Michigan – November 2, 2017 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the third quarter ended September 30, 2017, with sales of $203.6 million and earnings per share of $0.28. Adjusted EPS was $0.36 for the third quarter, excluding the adjustments related to the step-up in the fair value of the earn-outs related to the Orlaco and PST transactions that occurred earlier in the year.

For the third quarter of 2017, Stoneridge reported gross profit of $62.6 million (30.7% of sales). Operating income was $13.3 million and adjusted operating income was $15.6 million (7.7% of sales). Adjusted EBITDA was $22.8 million (11.2% of sales).

Jon DeGaynor, President and Chief Executive Officer, commented, “Our segments continue to outperform our expectations resulting in another quarter of strong financial performance. In addition to the financial success during the third quarter, we achieved some important operational milestones, including hosting our inaugural Supplier Summit. Our supplier partners are an integral part of our ability to deliver world-class products to our global customers. Additionally, we announced that Bob Willig will replace Mike Sloan as the president of our Control Devices segment, with Mike announcing his planned retirement in early 2018. I am pleased to welcome Bob to our leadership team and we are excited to continue to build on the strong organization and performance that Control Devices has enjoyed under Mike’s leadership.”

Third Quarter in Review

Net sales in the Control Devices segment increased relative to Q3 2016 primarily as a result of increased sales volume in our North American and Chinese markets. Control Devices gross margin improved slightly due to an increase in sales and a decrease in overhead. The segment’s operating income increased primarily due to an increase in sales, which was partially offset by higher material, warranty, selling, general and administrative and design and development costs.

Net sales in the Electronics segment increased relative to Q3 2016 primarily as a result of the acquired Orlaco business as well as an increase in sales volume for North American commercial vehicle products. Electronics gross margin improved primarily due to lower material and overhead costs resulting from favorable movement in foreign currency exchange rates and a favorable mix related to Orlaco product sales. The segment’s operating income increased slightly, primarily due to the increase in sales resulting from favorable movement in foreign currency exchange rates, which were offset by higher design and development and material and labor costs, excluding the impact of the acquired Orlaco business.

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PST’s net sales increased relative to Q3 2016 primarily due to an increase in monitoring product and service revenues and higher product sales volume, as well as favorable foreign currency translation. PST segment gross margin and operating performance improved due to lower overhead and direct labor costs associated with 2016 business realignment actions and favorable labor costs, as well as lower direct material costs related to a favorable movement in foreign currency exchange rates and a favorable sales mix related to monitoring service increases.

DeGaynor added, “I am pleased with the progress and growth exhibited by each of our segments. Control Devices drove growth through our advanced emissions products, particularly in Asia, as well as our actuation products across global platforms. Orlaco has contributed strongly to Electronics’ growth since the acquisition early this year and continued to do so in the quarter. Our legacy Electronics segment also contributed to the success of the business through the execution of driver information system launches during the quarter, as well as an increase in sales in North America and Europe. Finally, PST continued its trend of success by delivering another quarter of strong top-line growth and bottom-line performance.”

Cash and Debt Balances

As of September 30, 2017, Stoneridge had cash and cash equivalent balances totaling $50.8 million. Total debt as of September 30, 2017, was $135.5 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month (“TTM”) adjusted EBITDA ratio of approximately 1.0x.

For the year to date, Stoneridge generated $51.1 million of cash from operations, compared with $37.0 million for the same period in the previous year. Capital expenditures for the first three quarters of the year were $24.9 million compared with $18.5 million in the first three quarters of 2016. As a result of cash from operations less capital expenditures, free cash flow in the first three quarters of 2017 was $26.2 million compared with $18.5 million in the same period in 2016.

2017 Outlook

The Company revised its 2017 sales guidance to $810.0 – $825.0 million from $795.0 – $815.0 million, an increase to the midpoint of the previous guidance of $12.5 million to $817.5 million.

Further, the Company revised its 2017 adjusted EPS guidance and narrowed the guided range to $1.48 – $1.54 from adjusted EPS of $1.38 – $1.50, excluding (i) transaction costs associated with the acquisition of Orlaco, (ii) the expense associated with the step-up in the fair value of the acquired Orlaco inventory, (iii) the expense resulting from the step-up in the fair value of the earn-out due to Orlaco outperformance and (iv) the expense related to the step-up in the fair value of the earn-out related to the acquisition of the remaining 26% minority interest in PST. The raised guidance represents an increase to the midpoint of the previous guidance of $0.07 to $1.51.

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Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2017 third-quarter results can be accessed at 9:00 a.m. Eastern time on Thursday, November 2, 2017, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, agricultural and off-highway vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release. Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant volume change in automotive, commercial, motorcycle, off-highway and agricultural vehicle production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business, including Orlaco. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information
This press release contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2017 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share, adjusted EBITDA and free cash flow are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt.

Adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share, and adjusted EBITDA should not be considered in isolation or as a substitute for gross profit, operating income, net income, earnings per share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and M&A (Matthew.Horvath@Stoneridge.com)

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2017	2016	2017	2016

Net sales	$203,582	$173,846	$617,004	$523,365

Costs and expenses:
Cost of goods sold	141,033	124,098	429,890	375,705
Selling, general and administrative	37,277	27,817	107,247	82,836
Design and development	11,976	10,151	35,731	30,912

Operating income	13,296	11,780	44,136	33,912

Interest expense, net	1,508	1,684	4,436	5,038
Equity in earnings of investee	(465)	(307)	(1,200)	(603)
Other expense (income), net	395	(497)	1,190	(722)

Income before income taxes	11,858	10,900	39,710	30,199

Provision for income taxes	3,809	919	13,569	3,114

Net income	8,049	9,981	26,141	27,085

Net loss attributable to noncontrolling interest	-	(303)	(130)	(2,009)

Net income attributable to Stoneridge, Inc.	$8,049	$10,284	$26,271	$29,094

Earnings per share attributable to Stoneridge, Inc.:
Basic	$0.29	$0.37	$0.94	$1.05
Diluted	$0.28	$0.36	$0.92	$1.03

Weighted-average shares outstanding:
Basic	28,136	27,792	28,062	27,753
Diluted	28,652	28,359	28,613	28,266

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CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in thousands)	2017	2016
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$50,791	$50,389
Accounts receivable, less reserves of $1,173 and $1,630, respectively	144,475	113,225
Inventories, net	78,643	60,117
Prepaid expenses and other current assets	23,264	17,162
Total current assets	297,173	240,893

Long-term assets:
Property, plant and equipment, net	108,919	91,500
Intangible assets, net	78,011	39,260
Goodwill	38,224	931
Investments and other long-term assets, net	17,942	21,945
Total long-term assets	243,096	153,636
Total assets	$540,269	$394,529

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of debt	$4,421	$8,626
Accounts payable	80,069	62,594
Accrued expenses and other current liabilities	48,258	41,489
Total current liabilities	132,748	112,709

Long-term liabilities:
Revolving credit facility	126,000	67,000
Long-term debt, net	5,102	8,060
Deferred income taxes	20,337	9,760
Other long-term liabilities	31,553	4,923
Total long-term liabilities	182,992	89,743

Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized,
28,966 and 28,966 shares issued and 28,171 and 27,850 shares outstanding at
September 30, 2017 and December 31, 2016, respectively, with no stated value	-	-
Additional paid-in capital	227,143	206,504
Common Shares held in treasury, 795 and 1,116 shares at September 30, 2017
and December 31, 2016, respectively, at cost	(7,056)	(5,632)
Retained earnings	73,356	45,356
Accumulated other comprehensive loss	(68,914)	(67,913)
Total Stoneridge, Inc. shareholders' equity	224,529	178,315
Noncontrolling interest	-	13,762
Total shareholders' equity	224,529	192,077
Total liabilities and shareholders' equity	$540,269	$394,529

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Nine months ended September 30, (in thousands)	2017	2016

OPERATING ACTIVITIES:
Net income	$26,141	$27,085
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	15,922	14,717
Amortization, including accretion of deferred financing costs	4,993	2,677
Deferred income taxes	6,233	714
Earnings of equity method investee	(1,200)	(603)
Loss (gain) on sale of fixed assets	6	(409)
Share-based compensation expense	5,713	4,587
Tax benefit related to share-based compensation expense	(759)	-
Change in fair value of earn-out contingent consideration	4,645	-
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(18,232)	(25,486)
Inventories, net	(6,564)	281
Prepaid expenses and other assets	1,530	(5,879)
Accounts payable	11,611	13,991
Accrued expenses and other liabilities	1,079	5,342
Net cash provided by operating activities	51,118	37,017

INVESTING ACTIVITIES:
Capital expenditures	(24,892)	(18,484)
Proceeds from sale of fixed assets	66	652
Business acquisition, net of cash acquired	(77,258)	-
Net cash used for investing activities	(102,084)	(17,832)

FINANCING ACTIVITIES:
Acquisition of noncontrolling interest, including transaction costs	(1,848)	-
Revolving credit facility borrowings	91,000	-
Revolving credit facility payments	(32,000)	(13,000)
Proceeds from issuance of debt	2,557	13,317
Repayments of debt	(10,307)	(21,312)
Other financing costs	(61)	(339)
Repurchase of Common Shares to satisfy employee tax withholding	(2,222)	(1,384)
Net cash provided by (used for) financing activities	47,119	(22,718)

Effect of exchange rate changes on cash and cash equivalents	4,249	(268)
Net change in cash and cash equivalents	402	(3,801)
Cash and cash equivalents at beginning of period	50,389	54,361

Cash and cash equivalents at end of period	$50,791	$50,560

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,286	$4,573
Cash paid for income taxes, net	$5,745	$2,019

Supplemental disclosure of non-cash operating and financing activities:
Bank payment of vendor payables under short-term debt obligations	$-	$3,764

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q3 2017 Adjusted EPS

(USD in millions)	Q3 2017	Q3 2017 EPS
Net Income Attributable to Stoneridge	$8.0	$0.28

Add: After-Tax Step-Up in Fair Value of Acquired Inventory from Orlaco	-	-
Add: After-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	1.8	0.06
Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.02
Adjusted Net Income	$10.3	$0.36

Exhibit 2 - Adjusted Gross Profit

(USD in millions)	Q3 2017	YTD 2017
Gross Profit	$62.6	$187.1

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	-	1.6
Adjusted Gross Profit	$62.6	$188.8

Exhibit 3 – Adjusted Operating Income

(USD in millions)	Q3 2017	YTD 2017
Operating Income	$13.3	$44.1

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	-	1.6
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	1.8	3.9
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.7
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)	-	1.2
Adjusted Operating Income	$15.6	$51.6

Exhibit 4 – Adjusted EBITDA

(USD in millions)	Q4 2016	Q1 2017	Q2 2017	Q3 2017	TTM	Q3 2016
Income before tax	$9.0	$13.7	$14.1	$11.9	$48.7	$10.9
Interest expense, net	1.2	1.4	1.5	1.5	5.7	1.7
Depreciation and amortization	6.1	6.5	7.1	7.1	26.8	6.0
EBITDA	$16.4	$21.6	$22.7	$20.5	$81.2	$18.6
Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	-	1.0	0.7	-	1.6	-
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	-	-	2.1	1.8	3.9	-
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	-	-	0.2	0.5	0.7	-
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)	-	1.2	-	-	1.2	-
Adjusted EBITDA	$16.4	$23.8	$25.7	$22.8	$88.7	$18.6

Exhibit 5 – Free Cash Flow

(USD in millions)	YTD 2017	YTD 2016
Net Cash Provided by Operating Activities	$51.1	$37.0
Less: Capital Expenditures	(24.9)	(18.5)
Free Cash Flow	$26.2	$18.5

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